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                                                                     EXHIBIT 5.1


[DYKEMA LOGO]                                            Dykema Gossett PLLC
                                                         400 Renaissance Center
                                                         Detroit, Michigan 48243
                                                         WWW.DYKEMA.COM
                                                         Tel:  (313) 568-6800
                                                         Fax:  (313) 568-6832


May 19, 2006


The Majestic Star Casino, LLC
The Majestic Star Casino Capital Corp.
Majestic Star Casino Capital Corp. II
301 Fremont Street, 12th Floor
Las Vegas, Nevada 89101

Re: Registration Statement for $40,000,000 Aggregate Principal Amount of 9 1/2% Senior Secured Notes Due 2010 and the Related Guarantees, and $200,000,000 Aggregate Principal Amount of 9 3/4% Senior Notes Due 2011, and the Related Guarantees

Dear Ladies and Gentlemen:

In connection with the registration of (i) $40,000,000 aggregate principal amount of 9 1/2% Senior Secured Notes due 2010 (the "Registered Senior Secured Notes") by The Majestic Star Casino, LLC, an Indiana limited liability company ("Majestic Star"), and The Majestic Star Casino Capital Corp., an Indiana corporation (collectively, the "Senior Secured Notes Issuers"), and the related guarantees (the "Senior Secured Notes Guarantees") of the Registered Senior Secured Notes by The Majestic Star Casino II, Inc., a Delaware corporation, Buffington Harbor Parking Associates, LLC, a Delaware limited liability company, Buffington Harbor Riverboats, LLC, a Delaware limited liability company (collectively, the "Delaware Guarantors"), as well as by Barden Colorado Gaming, LLC, a Colorado limited liability company ("BCG"), Barden Mississippi Gaming, LLC, a Mississippi limited liability company ("BMG") and Majestic Star Casino Capital Corp. II, an Indiana corporation ("Capital II" and, together with BCG, BMG and the Delaware Guarantors, the "Senior Secured Notes Guarantors"), and
(ii) $200,000,000 aggregate principal amount of 9 3/4% Senior Notes due 2011 (the "Registered Senior Notes") by Majestic Star and Capital II (collectively, the "Senior Notes Issuers") and the related guarantees (the "Senior Notes Guarantees") of the Registered Senior Notes by the Delaware Guarantors, BCG, BMG (collectively the "Senior Notes Guarantors"), under the Securities Act of 1933, as amended (the "Act"), on Form S-4 filed with the Securities and Exchange Commission on May 19, 2006 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

The Registered Senior Secured Notes will be issued pursuant to an indenture, dated as of October 7, 2003, as amended and supplemented (the "Senior Secured Notes Indenture") among the Senior Secured Notes Issuers, the Senior Secured Notes Guarantors and The Bank of New York


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May 19, 2006
Page 2

Trust Company, N.A., as trustee (the "Trustee"), successor to The Bank of New York. The Registered Senior Secured Notes will be issued in exchange for the Senior Secured Notes Issuers' outstanding unregistered 9 1/2% Senior Secured Notes due 2010 on the terms set forth in the prospectus included in, and the Letter of Transmittal filed as an exhibit to, the Registration Statement (the "Senior Secured Notes Exchange Offer").

The Registered Senior Notes will be issued pursuant to an indenture, dated as of December 21, 2005 (the "Senior Notes Indenture") among the Senior Notes Issuers, the Senior Notes Guarantors and the Trustee. The Registered Senior Notes will be issued in exchange for the Senior Notes Issuers' outstanding unregistered 9 3/4% Senior Notes due 2011 on the terms set forth in the prospectus included in, and the Letter of Transmittal filed as an exhibit to, the Registration Statement (the "Senior Notes Exchange Offer" and, together with the "Senior Secured Notes Exchange Offer, the "Exchange Offers").

In our capacity as your counsel in connection with the Exchange Offers, we are familiar with the proceedings taken by the Senior Secured Notes Issuers in connection with the authorization and issuance of the Registered Senior Secured Notes, and the proceedings taken by the Senior Notes Issuers in connection with the authorization and issuance of the Registered Senior Notes. In addition, we have made such legal and factual examinations and inquiries, including an examination of (i) opinions of Ice Miller LLP, Robinson Waters & O'Dorisio, P.C., and Watkins Ludlam Winter & Stennis, P.A. as to authorization and gaming, and (ii) originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. We have also assumed the due authorization of all documents by all parties thereto other than the Delaware Guarantors.

We are opining herein as to the effect on the subject transactions only of the federal laws of the United States, the internal laws of the State of Michigan, the State of New York and the General Corporation Law and the Limited Liability Company Act of the State of Delaware the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws (in each case, other than any gaming or liquor laws, rules and regulations) and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:


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May 19, 2006
Page 3

         (1) Assuming the due authorization of the Registered Senior Secured Notes by the Senior Secured Notes Issuers, the Registered Senior Secured Notes, when executed, authenticated and delivered by or on behalf of the Senior Secured Notes Issuers in accordance with the terms of the Senior Secured Notes Exchange Offer and the Senior Secured Notes Indenture, will constitute legally valid and binding obligations of the Senior Secured Notes Issuers, enforceable against the Senior Secured Notes Issuers in accordance with their terms.

         (2) Assuming the due authorization of the Registered Senior Notes by the Senior Notes Issuers, the Registered Senior Notes, when executed, authenticated and delivered by or on behalf of the Senior Notes Issuers in accordance with the terms of the Senior Notes Exchange Offer and the Senior Notes Indenture, will constitute legally valid and binding obligations of the Senior Notes Issuers, enforceable against the Senior Notes Issuers in accordance with their terms.

         (3) Each of the Senior Secured Notes Guarantees of the Delaware Guarantors has been duly authorized by all necessary corporate or company action and, assuming the due authorization of each Senior Secured Notes Guarantee by the respective Senior Secured Notes Guarantor (other than the Delaware Guarantors), when each of the Senior Secured Notes Guarantees is executed and delivered in accordance with the terms of the Senior Secured Notes Indenture and when the Registered Senior Secured Notes have been duly executed, authenticated and delivered in accordance with the terms of the Senior Secured Notes Exchange Offer and the Senior Secured Notes Indenture, each Senior Secured Notes Guarantee will be the legally valid and binding obligation of each of the Senior Secured Notes Guarantors, enforceable against it in accordance with their terms.

         (4) Each of the Senior Notes Guarantees of the Delaware Guarantors has been duly authorized by all necessary corporate or company action and, assuming the due authorization of each Senior Notes Guarantee by the respective Senior Notes Guarantor (other than the Delaware Guarantors), when each of the Senior Notes Guarantees is executed and delivered in accordance with the terms of the Senior Notes Indenture and when the Registered Senior Notes have been duly executed, authenticated and delivered in accordance with the terms of the Senior Notes Exchange Offer and the Senior Notes Indenture, each Senior Notes Guarantee will be the legally valid and binding obligation of each of the Senior Notes Guarantors, enforceable against it in accordance with their terms.

The opinions rendered in the foregoing paragraphs 1 through 4 are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of

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May 19, 2006
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equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

We have not been requested to express and, with your knowledge and consent, do not render any opinion with respect to the applicability to the subject transactions of Section 548 of the Bankruptcy Code or applicable state law relating to fraudulent transfers and obligations.

To the extent that the respective obligations of the Senior Secured Notes Issuers and Senior Secured Notes Guarantors under the Senior Secured Notes Indenture and the respective obligations of the Senior Notes Issuers and Senior Notes Guarantors under the Senior Notes Indenture may be dependent upon such matters, we have assumed for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Senior Secured Notes Indenture and the Senior Notes Indenture; that the Senior Secured Notes Indenture and the Senior Notes Indenture have been duly authorized, executed and delivered by the Trustee and constitute the legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with their terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Senior Secured Notes Indenture and the Senior Notes Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Senior Secured Notes Indenture and the Senior Notes Indenture.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" in the prospectus contained therein. In giving such consent, we do not concede that we are experts within the meaning of the Act or rules or regulations thereunder or that this consent is required by Section 7 of the Act.

Very truly yours,

DYKEMA GOSSETT PLLC
/s/ DYKEMA GOSSETT PLLC


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